EXHIBIT 24.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to Registration Statement on Form S-3 (No. 333-4160) of our report dated December 27, 1995, appearing on page 6 of Industrial Holdings, Inc.'s Report on Form 8-K/A3 dated December 7, 1995.

GOLDBERG and ZUFFELATO,  P.C.

West Haven, Connecticut
July 9, 1996